                                  FORM S-8/S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         The Providence Journal Company
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                        Delaware                     05-0481966
             ------------------------------       -----------------

            (State or other jurisdiction of       I.R.S. Employer
             incorporation or organization)       Identification No.


               75 Fountain Street, Providence, RI           02902
             --------------------------------------        --------
            (Address of Principal Executive Offices)      (Zip Code)



                         The Providence Journal Company
                         ------------------------------

                           Restricted Stock Unit Plan
                           --------------------------

                            (Full title of the plan)


                              John L. Hammond, Esq.
                             Vice President - Legal
                         The Providence Journal Company
                               75 Fountain Street,
                              Providence, RI 02902
                      -------------------------------------
                     (Name and address of agent for service)


                                 (401) 277-7031
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                            Laura N. Wilkinson, Esq.
                                Edwards & Angell
                            2700 Hospital Trust Tower
                              Providence, RI 02903


                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                       Proposed     Proposed
Title of                               maximum      maximum
securities                             offering     aggregate      Amount of
to be               Amount to          price per    offering       registration
registered          to be registered   share        price*         fee
- --------------------------------------------------------------------------------
RESTRICTED STOCK
UNIT PLAN
Class A Common      1,250              $3,021       $3,776,250     $1,303
Stock, $1.00        shares
par value
- --------------------------------------------------------------------------------

   *Computed pursuant to Rule 457(h)(i), based upon the book value of the Class A Common Stock as of March 1, 1996, which was $3,021 per share.

                                   PROSPECTUS
                                   ----------

                                  1,250 Shares

                         THE PROVIDENCE JOURNAL COMPANY

                              Class A Common stock

                                 $1.00 Par Value


                                  THE OFFERING


     This Prospectus relates to 1,250 shares of Class A Common Stock, $1.00 par value (the "Class A Common Stock"), of The Providence Journal Company (the "Corporation") that have been or may be awarded to certain executive officers of the Corporation through conversion of restricted stock units issued by the Corporation and its predecessor as part of the Corporation's Restricted Stock Unit Plan (the "RSU Plan"). The officers to whom such shares of the Class A Common Stock may be awarded are referred to herein as the "Selling Stockholders". Specific information as to the Selling Stockholders may be found on pages 3-4 of this Prospectus. The Corporation has been informed that said 1,250 shares of Class A Common Stock may be offered from time to time publicly by the Selling Stockholders through one or more transactions on a national securities exchange, in the over-the-counter market or through one or more brokers. The shares will be offered at prices prevailing at the time of sale.

     The Selling Stockholders and anyone effecting sales on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and commissions or discounts given may be regarded as underwriting commissions or discounts under said Act.

     The Corporation will not receive any of the proceeds from sales by the Selling Stockholders.

                                   ----------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this Prospectus is April 2, 1996

                              AVAILABLE INFORMATION

     The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Corporation can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), which filing may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Corporation are incorporated in this Prospectus by reference:

           1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

           2. The description of the Class A Common Stock contained in the Corporation's Registration Statement on Form 8-A dated September 29, 1995 and any amendment or report filed for the purpose of updating such description.

     Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed with the Commission by the Corporation pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Class A Common Stock offered hereby are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO THE LEGAL DEPARTMENT, THE PROVIDENCE JOURNAL COMPANY, 75 FOUNTAIN STREET, PROVIDENCE, RHODE ISLAND 02902, ATTENTION: JOHN L. HAMMOND, VICE PRESIDENT-LEGAL. TELEPHONE REQUESTS MAY BE DIRECTED TO (401) 277-7031.

                         THE PROVIDENCE JOURNAL COMPANY

     The executive office of the Corporation is located at 75 Fountain Street, Providence, Rhode Island 02902. The Corporation's telephone number is (401) 277-7000.


                              SELLING STOCKHOLDERS

     Set forth below is information as to the Selling Stockholders, the number of shares of Class A Common Stock of the Corporation beneficially owned, the number of shares which may be offered as set forth on the cover of this Prospectus (assuming all units are awarded and vested) and the number of shares to be owned after completion of the offering assuming all shares are sold.


                                                   Number of        Number of
Name and                    Number of Shares       Shares Which     Shares to Be
Position with               of Class A Common      May Be           Owned After
the Corporation             Stock Owned (1)        Offered (2)      Offering (3)
- ---------------             ---------------        -----------      ------------


Stephen Hamblett (4)              741                 327              414
Chairman of the
Board, Chief
Executive Officer,
Publisher and
Director

Trygve E. Myhren (5)              463                 245              218
Director and Former
President and Chief
Operating Officer

Thomas N. Matlack                  35                  33                2
Vice President-
Finance

John A. Bowers                    114                  88               26
Vice President-
Human Resources

Jack C. Clifford                  217                 131               86
Vice President-
Broadcasting and
Cable Television

John L. Hammond                    67                  64                3
Vice President-
Legal




                                                   Number of        Number of
Name and                    Number of Shares       Shares Which     Shares to Be
Position with               of Class A Common      May Be           Owned After
the Corporation             Stock Owned (1)        Offered (2)      Offering (3)
- ---------------             ---------------        -----------      ------------

Howard G. Sutton                  46                    40               6
Vice President-
General Manager

Joel N. Stark                     37                    31               6
Vice President-
Publishing Develop-
ment and Marketing

Harry Dyson                       39                    33               6
Treasurer and Secreta

- ----------

(1) Includes the maximum number of shares that may be received assuming all units are vested under the RSU Plan and shares that the Selling Stockholders have the right to acquire beneficial ownership of within 60 days through the exercise of stock options granted under stock option plans of the Corporation.

(2) Includes the maximum number of shares that may be received assuming all units are vested under the RSU Plan.

(3) Except as noted in the applicable footnote below, none of the Selling Stockholders shall own 1% or more of the Corporation's outstanding shares of Class A Common Stock after completion of the offering. Includes only shares not acquired pursuant to the RSU Plan.

(4) Mr. Hamblett also owns 148 shares of the Corporation's Class B Common Stock (the "Class B Common Stock").

(5) Mr. Myhren resigned his position as President and Chief Operating Officer of the Corporation, effective March 31, 1996, but will remain as a Director of the Corporation following such date.


Under General Instruction C to Form S-8 and Rule 144 promulgated by the Commission under the Securities Act, the Selling Stockholders are deemed to be affiliates of the Corporation. As a result, the volume limitations of such instruction and of Rule 144 limit the number of shares which each of the above persons, and any other persons with whom a Selling Stockholder is acting in concert for the purpose of selling the Class A Common Stock, may sell in any three-month period to 385 shares of Class A Common Stock.


                                  LEGAL MATTERS

     The validity of shares of Class A Common Stock offered hereby will be passed upon for the Corporation by Edwards & Angell, Providence, Rhode Island. Partners and Of Counsel attorneys of Edwards & Angell own 94 shares of the Registrant. Benjamin P. Harris, III, a Director of the Corporation, is a senior partner of Edwards & Angell.

                                     EXPERTS

     The consolidated financial statements and schedule of The Providence Journal Company and Subsidiaries as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP and Deloitte & Touche LLP, independent auditors, incorporated by reference herein and given upon the authority of said firms as experts in accounting and auditing.

     The consolidated financial statements and supplemental schedule of King Holding Corp. and subsidiaries as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 incorporated in this prospectus by reference from the Corporation's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Registrant are incorporated in this Registration Statement by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     2. The description of the Class A Common Stock contained in Registrant's Registration Statement on Form 8-A dated September 29, 1995 and any amendment or report filed for the purpose of updating such description.

     Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       Not applicable

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Class A Common Stock offered hereby has been passed upon for the Registrant by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. Partners and Of Counsel attorneys of Edwards & Angell own 94 shares of the Registrant. Benjamin P. Harris, III, a Director of the Registrant, is a senior partner of Edwards & Angell.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a Director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the Director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article VIII of the Registrant's By-Laws in effect provides that Registrant shall indemnify each person who is or was an officer or Director of Registrant to the fullest extent permitted by Section 145 of the DGCL.

     Section 10 of the Registrant's Certificate of Incorporation provides that no Director of Registrant shall be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except (i) for any breach of the duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or knowing violations of law, (iii) for any transaction from which the Director derived an improper personal benefit and (iv) for liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases.

Item 7.  Exemption From Registration Claimed

     Not applicable

Item 8.  Exhibits.

     4(a)- Restated Articles of Incorporation, as amended of the Registrant (incorporated by reference to Exhibit 1 of the Registrant's Form 8-A dated September 29, 1995)

     4(b)- By-laws of the Registrant (incorporated by reference to Exhibit 3(b) of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

     5-     Opinion of Edwards & Angell re: Legality

     23(a)- Consent of KPMG Peat Marwick LLP

     23(b)- Independent Auditors' Consent - Deloitte & Touche LLP

     23(c)- Consent of Edwards & Angell (included in Exhibit 5)

     24- Powers of Attorney (included on signature pages to this Registration Statement)

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints Stephen Hamblett, the Chairman of the Board and Chief Executive Officer and John
L. Hammond, the Vice President-Legal of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on April 2, 1996.

                                         THE PROVIDENCE JOURNAL COMPANY


                                         By: /s/ Stephen Hamblett
                                             ------------------------------
                                                 Stephen Hamblett
                                                 Chairman of the Board
                                                 and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 2, 1996.


     Signatures                  Title
     ----------                  -----
/s/ Stephen Hamblett
- ---------------------            Director; Chairman of
    Stephen Hamblett             the Board and Chief
                                 Executive Officer
                                 (principal executive
                                 officer)


- ---------------------            Director
    Trygve E. Myhren

                       (Signatures continued on next page)


/s/ Thomas N. Matlack
- ----------------------------                           Vice President-Finance
    Thomas N. Matlack                                  (principal financial and
                                                       accounting officer)

/s/ F. Remington Ballou
- ----------------------------                           Director
    F. Remington Ballou


/s/ Henry P. Becton, Jr.
- ----------------------------                           Director
    Henry P. Becton, Jr.


/s/ Fanchon M. Burnham
- ----------------------------                           Director
    Fanchon M. Burnham


/s/ Kay K. Clarke
- ----------------------------                           Director
    Kay K. Clarke


- ----------------------------                           Director
    Peter B. Freeman


/s/ Benjamin P. Harris, III
- ---------------------------                            Director
    Benjamin P. Harris, III


/s/ Paul A. Maeder
- ----------------------------                           Director
    Paul A. Maeder


- ----------------------------                           Director
    John W. Rosenblum


/s/ Henry D. Sharpe, Jr.
- ----------------------------                           Director
    Henry D. Sharpe, Jr.


/s/ W. Nicholas Thorndike
- ----------------------------                           Director
    W. Nicholas Thorndike

/s/ John W. Wall
- ----------------------------                           Director
    John W. Wall


- ----------------------------                           Director
    Patrick R. Wilmerding